As filed with the United States Securities and Exchange Commission on December 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

374WATER INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

88-0271109

I.R.S. Employer Identification Number

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Yaacov Nagar

374Water Inc.

Chief Executive Officer

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Damian C. Georgino	Jeffrey M. Quick
F. Reid Avett	Quick Law Group, P.C.
Womble Bond Dickinson (US) LLP	1035 Pearl Street, Suite 403
One Wells Fargo Center, Suite 3500	Boulder, CO 80302
301 South College Street	(720) 259-3393
Charlotte, NC 28202
(704) 331-4900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule  12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●

a base prospectus which covers the (i) offering, issuance and sale by the registrant of up to $200,000,000 of our common stock, preferred stock, warrants, rights and/or units, and (ii) the sale of up to 3,645,000 shares of our common stock which may be sold by certain selling stockholders; and

●

a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to $100,000,000 of our common stock that may be issued and sold under an Open Market Sale AgreementSM dated December 21, 2022 with Jefferies LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares offered under the sales agreement will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2022

PROSPECTUS

374WATER INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

and

3,645,000 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell, in one or more offerings, up to $200,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

In addition, the selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 3,645,000 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights granted to the selling stockholders in connection with an offering that closed in December 2021. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbols “SCWO.” On December 20, 2022, the last reported sale price of our common stock was $2.50 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “The Company—Implications of Being an Emerging Growth Company.”

Our business and investing in shares of our common stock involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 8 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2023

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374WATER INC.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 3,645,000 shares of our common stock. This prospectus provides you with a general description of the securities which may be offered. Each time we or the selling stockholders offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “374Water,” the “Company,” “we,” “us,” and “our” refer to 374Water Inc., a Delaware corporation.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control; however, we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosures included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date as stated in this prospectus. However, this information may prove to be inaccurate due to the method by which we obtained some of the data for the estimates or the fact that this information cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

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THE COMPANY

Overview

374Water offers a technology that transforms wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We consider ourselves pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our Technology

We have developed AirSCWO™, a proprietary treatment system based on “supercritical water oxidation.” AirSCWO™ leverages the unique properties of water in its supercritical phase (above 374oC and above a barometric pressure of 221 atm), as described in Illustration 1 (below). The supercritical phase produces properties of both a gas and liquid to convert organic matter to energy in the form of recoverable heat and safe byproducts that can be recovered and put to economically productive use, as shown in Illustration 2 (below). We call our systems AirSCWO™, as it utilizes a combination of ambient air and the supercritical water oxidation process. Because our AirSCWO™ destroys any organic material, we believe the AirSCWO™ systems are essentially waste stream agnostic with the capability of treating a variety of complex, hazardous and non-hazardous wet waste streams, thus creating opportunities for multiple applications in diverse market verticals on an international scale, as described in Illustration 2. The technology is addressing environmental challenges that the Company believes, until now, have been considered insurmountable due to science/engineering and/or cost barriers. For example, we can treat PFAS (“per- and polyfluoroalkyl substances”). See below Table 1: Representative target markets.

Illustration 1: Water properties and how the supercritical phase is reached:

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Illustration 2: AirSCWO™ technology

Products and Services

We believe AirSCWO™ systems have the ability to address environmental issues across multiple market verticals. Our revenue model includes both capital equipment sales and long-term service agreements. Our sales and market strategy is a combination of direct customer and channel partner sales routes, depending on the specific market and territory. Additionally, the AirSCWO™ systems may be sold directly to other solution providers who may integrate our equipment with other equipment as part of an integrated system and solution.

We sell AirSCWO™ as a modular and containerized system. The units are compact and prefabricated so that they may be cost effectively shipped, installed, and operated within the footprint of an existing plant. We are currently offering a six (6) wet tonne per day throughput capacity system and anticipate commercializing a thirty (30) wet tonne per day throughput capacity system in 2024. A two hundred (200) wet tonne per day throughput capacity system is to be designed in 2025. Illustration 3 below highlights our product mix.

Illustration 3: AirSCWO™ system models and capacity:

We also intend to sell, as part of a broader solution package, ancillary equipment that is required to pre-treat the inlet waste stream and post-treat a product stream, depending on the application. In some cases, to meet the AirSCWO™ inlet requirements (e.g., water percentage, total dissolved solids), a pre-treatment is added to our system to ensure our system performance or a post-treatment packaged system to enhance the system outputs value (e.g., carbon dioxide utilization or sequestration, minerals recovery and upgrade, and water purification). Such solutions may be developed by the Company or by its strategic partners to provide a complete solution and integrated treatment train. In addition, the Company intends to offer sales agreements for supply of parts, maintenance and repairs, as well as long term SAs.

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Markets and Industries

We’re seeking to create a more robust and sustainable approach to waste stream management for our customers. The drivers that are facilitating adoption of our technology include, but are not limited to: population growth and urbanization, increasing quantity/complexity of waste streams, climate change, carbon economics, resource scarcity, corporate sustainability targets, commodity prices, energy security and tightening regulations. The AirSCWO™ technology is designed to address those key market drivers and provides a complete, compact, energy-efficient, and decentralized solution able to treat a broad range of waste.

The AirSCWO™ technology can treat diverse waste streams across different industries and market segments. We believe our technology provides a unique value proposition that will support its adoption across various markets, including, but not limited to:

•	Generating value from waste by recovering clean energy (in the form of heat), water, and minerals;
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Providing a highly energy efficient, compact and sustainable waste treatment option that we believe can deliver unprecedented elimination of many environmentally persistent pollutants, e.g., PFAS, 1,4 Dioxane, microplastics, pharmaceuticals and personal care products (PPCPs), and other contaminants of emerging concern (CECs);

•	Treating waste at the source thereby eliminating haulage and transportation needs and reducing greenhouse gas (GHG) emissions; and
•	Offsetting methane emissions by offering a solution to waste that does not form methane as a byproduct.

One of our key markets is sludge treatment, which includes both municipal and industrial wastes. Sludge is the semi-solid by-product obtained from the treatment of residential and commercial (i.e., municipal) or industrial wastewater. Municipal sludge is typically treated in large biological treatment processes that allow for the wastewater to reside for extended periods in an air or oxygen rich environment (aerobic digestion or anaerobic digestion) that promotes biological breakdown of organic solids. This process generates a final residue known as biosolids, as it mainly consists of biological bacteria. Sludge and biosolids management are a key part of any wastewater treatment process. Those high strength streams are prime for the AirSCWO™ technology since they contain significant calorific content that can be treated effectively and self-propel the oxidation process.

The global demand for municipal and industrial sludge treatment is expected to generate revenue of above $9.0 billion by the end of 2026, growing at a Compound Annual Growth Rate (CAGR) of around 5.7% between 2020 and 2026. Growing populations and economic advancement have resulted in increased volumes of sludge, which drives the market for municipal and industrial sludge treatment.

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The municipal sludge market is expected to drive the near-term growth of the Company’s revenue because of increasing disposal costs, and future regulation on organic CECs (e.g PFAS, Microplastics, Pharmaceuticals). We are also targeting additional high value markets that we expect will contribute to the Company’s revenue and thereby help fuel our growth plans. Table 1 below shows near-term target markets, their subsegments, and the relevant applications associated with those markets.

Table1: Representative target markets, their subsegments and applications

Key Markets	Subsegments	Applications
Industrial	Chemical, Pharmaceutical, Semiconductor, Food & Beverage	Hazardous and non-hazardous wastes, recalcitrant(1) organics, microplastics, PPCPs(2), CECs(3) and PFAS.
Municipal	Utilities Landfills	Sludge and biosolids, Landfill leachate(4)
Defense	Military Bases Government owned manufacturing facilities	Fuel and oil residuals, rinsates(5), AFFF(6) (PFAS)
Oil and Gas	Exploration, Extraction/Offshore & Onshore Petroleum refining	Concentrated waste streams, rinsates(5), AFFF (6)(PFAS), petroleum refining by-products
Agricultural	Farms, Slaughterhouses, Poultry houses Recycling Centers	Manure, concentrated waste streams
Waste Management	Incinerators Landfills	Landfill leachate(4), food waste, waste oils; Fats, Oil & Greases (FOG), hazardous and non-hazardous organic waste.
Sanitation Projects in developing countries	Regional centralized facilities, decentralized treatment facilities (villages, schools)	Municipal sludge and biosolids, mixed wastes
Environmental remediation and compliance	Contaminated site clean-up Wastewater treatment	Hazardous and non-hazardous wastes, recalcitrant(1) organics, CECs(3) and PFAS

(1)	Resistant to chemical decomposition; decomposing extremely slowly
(2)	Pharmaceuticals and Personal Care Products
(3)	Contaminants of Emerging Concern
(4)	Water that has percolated through a solid and leached out some of the constituents
(5)	Containing low concentrations of contaminants, resulting from the cleaning of containers, etc.
(6)	Aqueous Film Forming Foam

The markets shown represent multi billions in Total Addressable Market (TAM) value, with typical 5-year CAGRs of between 5-8%.

Strategy

The execution of our growth strategy includes a blend of opportunities:

Growth Initiatives

We have sold our first commercial unit to a public agency responsible for 2.6 million people in Southern California. The AirSCWO 6 system, expected to be installed in the 2nd quarter of 2023, is capable of processing six (6) wet tonne per day (WMT/d) of wastewater in a 40-foot standard shipping container. We expect to receive several additional purchase orders for our systems. Additionally, we are finalizing the design of larger capacity systems to process thirty (30) WMT/d (AirSCWO 30) and later on two hundred (200) WMT/d (AirSCWO 200), respectively. We anticipate initial sales of our thirty (30) tonne system within the next twelve months.

We intend for the Company’s growth over the next two years to be predominantly driven by sales of AirSCWO™ systems in the identified key markets, which we hope will lead to customer base expansion, and ultimately, with the municipal market expected to generate a significant portion of the Company’s revenue. Our initial geographical focus will be North America and EMEA (to include Europe, the Middle East and Africa). Our business model includes direct sales to end-users and indirect sales via channel partners. In some markets, we believe revenue will be generated from a mix of capital equipment sales and a SA, which is a paid service for waste treatment pursuant to long-term contracts. The latter will be offered through a separate financing division that we are targeting to establish in 2023 and will initially be deployed via direct end-user engagement. The financing systems to be sold via SAs will lower barriers to entry in our key markets and facilitate more rapid expansion of our client base. Examples of models to be used can include, but are not limited to: BOT and BOOT, depending on clients’ preferences and limitations. We envisage that in some cases, public private partnerships (PPPs) will be established, particularly when selling to public utilities and addressing projects in developing geographies.

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In addition, during the next two to three years, we are planning to conduct further product development and expand our product portfolio, which we believe will facilitate entry into new market subsegments where particularly complex waste streams require treatment. This is most relevant to some industrial manufacturing, defense, and waste management applications. Our intention is to maintain a research and development budget sufficient to attain this goal.

Third Party Growth Initiatives

As an early-stage growth company with what we believe to be a highly differentiated technology platform, we expect to leverage strategic partnerships with larger companies that offer environmental services or execute on targeting various end markets. We are currently engaging with potential strategic partners in a variety of markets.

Intellectual Property

We have designed an intellectual property strategy to ensure we maintain a competitive edge. As of December 21, 2022, we have three pending U.S. non-provisional applications, three pending Patent Cooperation Treaty (PCT) applications, and one pending (1) U.S. provisional patent application that cover crucial process operational aspects and improvements in system efficiencies and performance, including a U.S. provisional patent application to cover a next generation AirSCWO™ system for high strength waste stream treatment.

Collaborations with Strategic Partners

We have an exclusive manufacturing agreement in place with Merrell Bros., Inc., which is based in Kokomo, Indiana, and is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids. We have also entered into an agreement with Merrell Bros where they also serve as a channel partner to facilitate our market penetration and expansion plans in the US by opening up their existing client base. We believe the Company has the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We expect Merrell Bros., Inc. to be a valuable resource as an additional sales channel for our AirSCWO™ systems which will continue to spur overall growth of the Company.

We have a Sponsored Partnership Agreement with Duke University that provides access to Duke’s world-class research capabilities, building on our own R&D expertise and strengthening our core development activities when needed.

We also are working with ESC, which is based in Israel, to act as our channel partner for treating industrial waste streams in Israel. ESC has an established reputation for its unique knowledge, regulatory and physical infrastructure, and a variety of halogenated organic wastes required for the R&D effort.  ESC is expected to provide the Company with access to new markets in the Middle-East that are more closely focused toward hazardous material treatment.

Marketing

Our marketing approach is multi-pronged with three areas of focus: development of information, education of end users, and thought leadership. We believe this approach is appropriate because business purchase decisions are based on bottom-line revenue impact and, increasingly, the environmental impact of its decisions. Return on investment (ROI) is a primary focus for corporate decision makers. The AirSCWO™ technology offers a waste treatment for the modern era and a versatile treatment tool that could address future regulation and improve resiliency.

We conduct marketing campaigns aimed at any individual(s) with control or influence on purchasing decisions. This can encompass a wide variety of titles and functions, from entry-level end-users all the way up to the C-suite.

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Government Regulations

Our operations and AirSCWO™ units may be subject to various United States federal, state and local and, in the case of our Israel operations, Israeli laws and regulations and requirements governing the protection of the environment, public health and safety, and other matters. For example, the construction and operation of our AirSCWO™ units may require obtaining air permits from various states or, alternatively, obtaining a formal determination from a state that a permit is not required. We may also be required to obtain state and local treatment works approval to install our AirSCWO™ units if a unit is connected to a system which is permitted pursuant to the United States National Pollutant Discharge Elimination Systems Act (NPDES). In the event our AirSCWO™ units are used to treat metals, the resulting mineral stream may constitute heavy metals under the United States Resource Conservation and Recovery Act (the “RCRA”) and require separation and regulated disposal if such heavy metals were deemed to be hazardous waste under the RCRA. If the operators of our AirSCWO™ units are treating hazardous waste, such operators may be required to obtain special hazardous waste technician training. Additionally, we are currently evaluating whether our AirSCWO™ units may be regulated pursuant to the United States Occupational Safety and Health Act and thereby be subject to inspections thereunder. We intend that our operations and AirSCWO™ units will be in material compliance with, and in many cases surpass, minimum standards required by applicable laws and regulations.

 Corporate Information

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc.. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Following the Merger, 374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our principal executive offices are located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701, telephone number (919) 888-8194. Our website address is www.374water.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exemptions include:

•

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and, accordingly, may provide public disclosure that differs from larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	loss or retirement of key executives;

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our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic and geopolitical conditions, including the current conflict in Ukraine, and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	price increases for supplies and components;

•	the inability to carry out our business plans; and

•	other risks and uncertainties, including those described under the section above entitled “Risk Factors,” which risk factors are incorporated herein by reference.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, those discussed above and elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

9

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued and those issuable upon exercise of certain warrants to the selling stockholders pursuant to the registration rights granted under certain purchase agreements in our December 2021 private placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock as of December 31, 2022, assuming exercise of any outstanding warrants held by the selling stockholder on that date, without regard to any limitation on exercise. The third column lists the number of shares of common stock being registered in this prospectus by each selling stockholder.

In accordance with the terms of registration rights granted to the selling stockholders, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders and the shares of common stock issuable upon exercise of the warrants issued in the December 2021 private placement, determined as if such warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.  The information contained in the second and fourth column is based upon information available to the Company regarding the beneficial ownership of shares of common stock held by each selling stockholder.

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The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
American Venture Capital Bank, Inc.	740,526	150,000	590,526
Brazell, Luke	102,100	18,750	83,350
Bryant, Stephen J.	18,750	18,750	-
Caton, Stephen	75,000	75,000	-
Cohen, Koren	37,500	37,500	-
Crocker, Dale	22,500	22,500	-
Cutler, Joni	37,500	37,500	-
Devlin, Roxanna A.	75,000	75,000	-
Dykes, Graeme	99,500	19,500	80,000
Estes, Deanna Rene[1]	18,750	18,750	-
Feanny, Suzanne	18,750	18,750	-
Fray, Michael T.	18,750	18,750	-
Gibstein, Eyal	30,000	30,000	-
Goldberg, Adam M.	7,500	7,500	-
Goldberg, Gloria	18,750	18,750	-
Gomez, Edward C.	75,000	75,000	-
Grinbaum, Alon	35,450	18,750	16,700

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Harreld, John C.	75,000	75,000	-
Hayutin, Wes	18,750	18,750	-
Hedge, Mike	18,750	18,750	-
Henwood, Ken	300,000	300,000	-
Hill, Peter R.	22,500	22,500	-
Hirsch, Alan	15,000	15,000	-
Hirsch, Joshua	15,000	15,000	-
Ivey, Alex	18,750	18,750	-
Jeter, Edward A.	762,500	262,500	500,000
Johnson, Bryce	3,687,533	412,500	3,275,033
Johnsson, Anders	187,500	187,500	-
Kennedy, John Joseph	18,750	18,750	-
KLC Ventures, LP	983,350	150,000	833,350
Mauck, Michael G.	45,000	45,000	-
Mayan, Inbal	18,750	18,750	-
Merrell, Gary	37,500	37,500	-
Ogilvie, Eric	45,000	45,000	-
Overson, Brad	52,150	18,750	33,400

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Peterson, David H.	150,000	150,000	-
Richard Jay Varty IRREV. Trust	143,625	143,625	-
Scott, Mike	37,500	37,500	-
Sedlak, Lance	26,250	26,250	-
Shai, Boaz	52,500	52,500	-
Shai, Reem	52,500	52,500	-
Sharon, Nir	22,500	22,500	-
Sharts, Stephen	18,750	18,750	-
Sikes Corporate Services, Inc.	18,750	18,750	-
Slone, Kyle	118,750	18,750	100,000
Slone, Mark	349,446	37,500	311,946
Slovacek, Pam	22,500	22,500	-
Smith, Patricia J.	20,625	20,625	-
Somers, Petrus	225,000	75,000	150,000
Stallings, Joseph H.	103,750	18,750	85,000
Stone, Leslie	45,000	45,000	-
Traemoor Investments, LLC	18,750	18,750	-
Vanderhider, John C. and Nancy Patricia Vanderhider	742,500	75,000	667,500
Williams, Matthew D.	150,000	150,000	-
Williamson II, George E.	535,788	150,000	385,788
XIT Development LLC	150,000	150,000	-

[1]  Deanna Rene Estes is a member of our board of directors.

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DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

The following is a description of our common stock and certain provisions of our certificate of incorporation, as amended (“Certificate”), and our bylaws (“Bylaws”), and certain provisions of Delaware law.

As of September 30, 2022, there were issued and outstanding or reserved for issuance:

●	126,680,895 shares of common stock outstanding;

●	13,392,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.56 per share;

●	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

●	6,083,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

As of September 30, 2022, our principal stockholders, officers and directors beneficially owned approximately 56.13% of our common stock. As a result, our principal stockholders, officers and directors have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

Fall 2021 Private Offering

In the fall of 2021, we completed a private offering of units comprised of an aggregate of (i) 2,500,000 shares of our common stock and (ii) warrants exercisable for an aggregate of 1,250,000 shares of our common stock.  The warrants will expire three years from the issuance date and have an exercise price of $2.50 per share. In addition to the issuance of the units to investors, the investors also received customary “piggy-back” registration rights for the shares and shares underlying the warrants.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate and our Bylaws.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

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Liquidation

In the event of the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares of our preferred stock outstanding or designated.

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Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

16

DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and/or preferred stock. Warrants may be offered independently or together with common stock and/or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement,

18

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights commences and the date on which such right expires;

●	the designation and terms of any securities with which the warrants are issued;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

●	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

19

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

21

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We or the selling stockholders may sell the securities directly or through agents we or the selling stockholders designate from time to time.  We or the selling stockholders will name any agent involved in the offering and sale of securities and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We or the selling stockholders may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

22

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the Exchange Act or Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

23

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of 374Water Inc. and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, incorporated by reference into this prospectus have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our financial statements as of December 31, 2020 and for the year then ended incorporated by reference into this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporate in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

We announce material financial information to our investors using our investor relations website, SEC filings, investor events, news and earnings releases, public conference calls, webcasts and social media. We use these channels to communicate with our investors and the public about the Company, our products and services and other related matters. It is possible that information we post on some of these channels could be deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post to all of our channels, including our social media accounts.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, by us with the SEC are incorporated by reference in this prospectus:

●

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022 and the Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on April 29, 2022;

●

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 6, 2022, August 4, 2022 and November 1, 2022 (as amended on November 18, 2022), respectively;

●	Definitive Information Statement on Schedule 14C filed April 27, 2022;

●	Current Reports on Form 8-K, filed on February 1, 2022, February 10, 2022 and June 16, 2022, respectively; and

●

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 13, 2022, including any amendment or report filed with the SEC for the purpose of updating this description.

24

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

374Water Inc.

Attn: Corporate Secretary

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

25

PROSPECTUS

374WATER INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

and

3,645,000 Shares of Common Stock Offered by the Selling Stockholders

, 2023

26

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the United States Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2022

PROSPECTUS

374WATER INC.

Up to $100,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM with Jefferies LLC (“Jefferies”) relating to the sale of our common stock offered by this prospectus (the “Sales Agreement”). In accordance with the terms of the Sales Agreement, under this prospectus, we may offer and sell up to $100,000,000 of shares of our common stock, $0.001 par value per share, from time to time through Jefferies acting as our sales agent.

Our common stock are listed on The Nasdaq Capital Market under the symbol “SCWO.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 20, 2022 was $2.50 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific dollar amount of shares, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation of up to 3.0% the aggregate gross proceeds we receive from each sale of our shares of common stock. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-26 for additional information regarding the compensation to be paid to Jefferies.

As of September 30, 2022, we had 52,594,105 authorized but unissued shares of common stock (after deducting the number of shares issuable upon exercise, conversion or exchange of our outstanding securities or otherwise reserved for future issuance). Based on 200,000,000 authorized shares of common stock available for issuance and an assumed offering price per share of $2.50, which was the last reported sale price of our ordinary shares on The Nasdaq Capital Market on December 20, 2022, we would be able to issue and sell shares under the Sales Agreement for a maximum of $131,485,262, notwithstanding the $100,000,000 maximum aggregate offering amount set forth in this prospectus. In no event will we sell, pursuant to the registration statement of which this prospectus forms a part, more shares of common stock than we have available and authorized for issuance.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should read this prospectus, the accompanying prospectus and the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-7 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is                       , 2023

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S-I

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. The $100,000,000 of shares of our common stock that may be sold under this prospectus are included in the $200,000,000 of shares of common stock that may be sold under the registration statement.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “374Water” “we,” the “Company” and similar designations refer to 374Water Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of 374Water Inc. and its subsidiaries. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	loss or retirement of key executives;

•

our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic and geopolitical conditions, including the current conflict in Ukraine, and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	price increases for supplies and components;

•	the inability to carry out our business plans;

•	other risks and uncertainties, including those described under the section above entitled “Risk Factors,” which risk factors are incorporated herein by reference; and
•	our intended use of proceeds from this offering.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, those discussed above and elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors, “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Company Overview

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc.. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a pressure-driven expander motor and related organic rankine cycle technology.

Corporate Information

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc.. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a patented pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Following the Merger, 374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our principal executive offices are located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701, telephone number (919) 888-8194. Our website address is www.374water.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

S-3

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exemptions include:

•

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the SEC. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and, accordingly, may provide public disclosure that differs from larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

S-4

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common to be outstanding after this offering:

Up to 40,000,000 shares, assuming sales of 40,000,000 shares of our common stock at an offering price of $2.50 per share, which was the last reported sale price of our common stock listed with the Nasdaq Capital Market on December 21, 2022. The actual number of shares issued will vary depending on the sales price under this offering

Plan of Distribution	“At the market offering” that may be made from time to time through Jefferies. See “Plan of Distribution” on page S-26 of this prospectus.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to  in-license,  acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. See “Use of Proceeds” on page S-24 of this prospectus.

Risk Factors

Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market Symbol	“SCWO”

S-5

The number of shares of common stock to be outstanding after this offering is based on 126,680,895 shares of our common stock outstanding as of September 30, 2022, and excludes:

•	13,392,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.56 per share.

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $2.50; and

•	6,083,000 share of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

In addition, unless we specifically state otherwise, all information in this prospectus reflects and assumes no exercise of outstanding stock options or warrants described above.

S-6

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus, including any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to Our Business and General Economic Conditions

A sustainable market for our products may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.

Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future.

We have a limited operating history with no material revenues.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. We have yet to generate material revenues from our business and we have not yet produced commercially viable systems. Currently, the only working version of our system is a demonstration unit that has been operating on the campus of Duke University since 2015. Therefore, the commercial value of our systems is uncertain. There can be no assurance that we will ever generate significant revenues or become profitable. Further, we are subject to all the risks inherent in a new business including, but not limited to: intense competition; lack of sufficient capital; loss of protection of proprietary technology and trade secrets; difficulties in commercializing our products, managing growth and hiring and retaining key employees; adverse changes in costs and general business and economic conditions; and the need to achieve product acceptance, to enter and develop new markets and to develop and maintain successful relationships with customers, third party suppliers and contractors.

Our success is dependent on the services of our key management and personnel.

Our success will depend in large part upon the skill and efforts of our key personnel hired or who may be hired, particularly our two founders, Yaacov (Kobe) Nagar and Professor Marc Deshusses. Loss of any such personnel, whether due to resignation, illness, death, disability or otherwise, could have a material adverse effect on our business. We are substantially dependent on the continued service of our existing personnel because of the complexity of our services and technologies. Following the April 2021 Merger with PowerVerde, Inc., Professor Deshusses has retained his position at Duke. We will need to retain appropriate personnel in key management and technical roles for 374Water to be successful. There can be no assurance that we will be able to do so.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

S-7

Our ability to generate revenue will depend in part on government contracts.

We expect to derive a significant portion of our future revenues directly or indirectly from government agencies. The funding of government programs could be reduced or eliminated due to numerous factors, including geo-political events and macro-economic conditions that are beyond our control. Reduction or elimination of government spending under our contracts would imperil the sales of our products and may cause a negative effect on our revenues, results of operations, cash flow and financial condition.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business.

A significant invasion, interruption, destruction or breakdown of our information technology systems and/or infrastructure by persons with authorized or unauthorized access could negatively impact our business and operations. We could also experience business interruption, information theft and/or reputational damage from cyber-attacks, which may compromise our systems and lead to data leakage either internally or at our third party providers. Our systems have been, and are expected to continue to be, the target of malware and other cyber-attacks. Although we have invested in measures to reduce these risks, we cannot assure that these measures will be successful in preventing compromise and/or disruption of our information technology systems and related data.

We may be unable to obtain required licenses from third parties for product development.

We may be required to obtain licenses to patents or other proprietary rights from third parties. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring these licenses could be prevented in the U.S. or abroad.

We face other risks in our expected international sales.

We expect to derive a portion of our revenues ultimately from international sales. Changes in international, political, economic or geographic events could cause significant reductions in our revenues, which could harm our business, financial condition and results of operations. Some of the risks of doing business internationally include imposition of tariffs and other trade barriers and restrictions, political and economic instability in the countries of our customers and suppliers, changes in diplomatic and trade relationships and increasing instances of terrorism worldwide.

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We may be adversely affected by the effects of inflation.

Inflation has the potential to adversely affect our business, results of operations, financial position and liquidity by increasing our overall cost structure, particularly if we are unable to achieve commensurate increases in the prices we charge our customers. The existence of inflation in the economy has the potential to result in higher interest rates and capital costs, supply shortages, increased costs of labor and other similar effects. As a result of inflation, we have experienced and may continue to experience, increases in our costs associated with operating our business including labor, equipment and other inputs. Although we may take measures to mitigate the impact of this inflation through pricing actions and efficiency gains, if these measures are not effective our business, results of operations, financial position and liquidity could be materially adversely affected. Even if such measures are effective, there could be a difference between the timing of when these beneficial actions impact our results of operations and when the cost inflation is incurred.

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We face competition in our industry, and we may be unable to attract customers and maintain a viable business.

The markets for our products and services are highly competitive, with companies offering a variety of competitive products and services. We expect competition in our markets to intensify in the future as new and existing competitors introduce new or enhanced products and services that are potentially more competitive than our products and services. Our principal direct competitors in the SCWO field are General Atomic (US) and SCFI (Ireland). Several other technologies are in competition with SCWO, depending on the market sector including: anaerobic digestion, landfilling, drying and incineration, lagoon and spray-fields, lime stabilization, and others. We believe that our systems will prove much more economical with higher treatment efficiency and lower operating costs; however, there can be no assurance that we will be able to successfully compete with General Atomics, SCFI or any other competitor. Our competitors may prove more successful in offering similar systems and/or may offer alternative systems which prove to be more popular with potential customers than our system.

We believe many of our competitors and potential competitors have significant competitive advantages, including longer operating histories, ability to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services, larger and broader customer bases, more established relationships with a larger number of suppliers, contract manufacturers, and channel partners, greater brand recognition, and greater financial, research and development, marketing, distribution, and other resources than we do and the ability to offer financing for projects. Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

Our ability to commercialize our systems and grow and achieve profitability in accordance with our business plan will depend on our ability to satisfy our customers and withstand increasing competition by providing superior waste treatment at reasonable cost. There can be no assurance that we will be able to achieve or maintain a successful competitive position.

Our ability to treat hazardous wastes on a commercially viable basis is unproven, which could have a detrimental effect on our ability to generate or sustain revenues.

The technologies we use to treat sludge, biosolids and wastewater, have never been utilized on a full-scale commercial basis. Our AirSCWO™ technology remains in a research and development status. All of the tests conducted to date by us with respect to the technology have been performed in a limited scale or small commercial scale environment and the same or similar results may not be obtainable at competitive costs on a large-scale commercial basis. We have never employed our technology under the conditions or in the volumes that will be required for us to be profitable and cannot predict all of the difficulties that may arise. Accordingly, our technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

We are required to obtain permits in different areas of the world in order to utilize our products in such regions. Our need to apply for and receive permits could substantially limit our ability to operate and grow our business.

Our ability to continue with our current scope of operations and expand our operations and business across the globe is subject, in certain cases, to our receiving a permit for different purposes, including the use of land. It may be difficult to receive the required permits, which may require our management team to divert its attention from other aspects of our business, or it may be more capital intensive or a more time consuming process than expected to receive permits, either of which could increase costs and delay the launch of our products. In addition, permitting and execution processes may be delayed due to the ongoing COVID-19 pandemic. Furthermore, if we do not comply with the requirements set forth in the permits we receive, we could lose the granted permits or not receive them at all. Should any of these events occur it could have a material adverse effect on our business and reputation, results of operations and financial position.

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We may be involved in litigation matters or other legal proceedings that are expensive and time consuming.

We may become involved in litigation matters, including class action lawsuits and lawsuits relating to intellectual property and product liability. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation, loss of rights, or adverse changes to our offerings or business practices. Any of these results could adversely affect our business. In addition, defending claims is costly and can impose a significant burden on our management.

Moreover, in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Developments in, and compliance with, current and future environmental and climate change laws and regulations could impact our business, financial condition or results of operations.

Our business, operations, and product and service offerings are subject to and affected by many federal, state, local and foreign environmental laws and regulations, including those enacted in response to climate change concerns.

Increasing public and governmental awareness and concern regarding the effects of climate change has led to significant legislative and regulatory efforts to limit greenhouse gas emissions and will likely result in further environmental and climate change laws and regulations. Compliance with existing laws and regulations currently requires, and compliance with future laws is expected to continue to require, increasing operating and capital expenditures, including with respect to the design or re-design of our products in order to conform to changing environmental standards and regulations, which could impact our business, financial condition and results of operations. Furthermore, environmental laws and regulations may authorize substantial fines and criminal sanctions as well as facility shutdowns to address violations, and may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges. We also incur, and expect to continue to incur, costs to comply with current environmental laws and regulations. Developments such as the adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, violations by us of such laws and regulations, discovery of previously unknown or more extensive contamination, litigation involving environmental impacts, our inability to recover costs associated with any such developments, or financial insolvency of other responsible parties could in the future have a material adverse effect on our financial condition and results of operations.

If we become subject to claims relating to handling, storage, release or disposal of hazardous materials, we could incur significant cost and time to comply.

Our business activities, including our manufacturing processes and waste recycling and treatment processes, currently involve the use, treatment, storage, transfer, handling and/or disposal of hazardous materials, chemicals and wastes. These activities create a risk of significant environmental liabilities and reputational damage. Under applicable environmental laws and regulations, we could be strictly, jointly and severally liable for releases of regulated substances by us at our current or former properties or the properties of others or by other businesses that previously owned or used our current or former properties, including if such releases result in contamination of air, water or soil, or cause harm to individuals. We could also be liable or incur reputational damage if we merely generate hazardous materials or wastes, or arrange for their transportation, disposal or treatment, or we transport such materials, and they are subsequently released or cause harm.

Our business activities also create a risk of contamination or injury to our employees, customers or third parties, from the use, treatment, storage, transfer, handling and/or disposal of these materials.

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In the event that our business activities result in environmental liabilities, such as those described above, we could incur significant costs or reputational damage in connection with the investigation and remediation of environmental contamination, and we could be liable for any resulting damages including natural resource damages. Such liabilities could exceed our available cash or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our business, financial condition, results of operations or prospects.

Further, we may incur costs to defend our position even if we are not liable for consequences arising out of a release of or exposure to a hazardous substance or waste, or other environmental damage. Our insurance policies may not be sufficient to cover the costs of such claims.

Failure to effectively treat emerging contaminants could result in material liabilities.

A number of emerging contaminants might be found in water that we treat, including PFAS, 1.4-dioxane, dinitrotoluene, perchlorate, in addition to other pathogens and hazardous substances that have the potential to cause any number of illnesses, including cholera, typhoid fever, cancer, giardiasis, cryptosporidiosis, amoebiasis and free-living amoebic infections. There is a risk that workers are exposed to these contaminants and pathogens before material is treated, the unit is not operated property and the waste is not fully treated during the process, or there is a malfunction and waste is not property treated creating a risk of third party exposure to contaminants in byproducts that are generated. The potential impact of a failure to treat is difficult to predict and could lead to an increased risk of exposure to property damage, natural resource damage, personal injury or even product liability claims, increased scrutiny by federal and state regulatory agencies and negative publicity. Further, an outbreak of disease in any one of the municipal markets we serve could result in a widespread loss of customers across other such markets.

Wastewater operations entail significant risks that may impose significant costs.

Wastewater treatment involves various unique risks. If our treatment systems fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage. Liabilities resulting from such damages and injuries could materially adversely affect our business, financial condition, results of operations or prospects.

These risks could be increased by the potential physical impacts of climate change on our operations. The physical impacts of climate change are highly uncertain and would vary depending on geographical location, but could include changing temperatures, water shortages, changes in weather and rainfall patterns and changing storm patterns and intensities. Many climate change predictions, if true, present several potential challenges to water and wastewater service providers, such as increased precipitation and flooding, potential degradation of water quality and changes in demand for water services.

We may incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees, which could reduce our profitability.

Our customers typically require product warranties as to the proper operation and conformance to specifications of the products we manufacture or install and performance guarantees as to any effluent produced by our equipment and services. Failure of our products to operate properly or to meet specifications of our customers or our failure to meet our performance guarantees may increase costs by requiring additional engineering resources and services, replacement of parts and equipment and frequent replacement of consumables or monetary reimbursement to a customer or could otherwise result in liability to our customers. There are significant uncertainties and judgments involved in estimating warranty and performance guarantee obligations, including changing product designs, differences in customer installation processes and failure to identify or disclaim certain variables in a customer’s influent. To the extent that we incur substantial warranty or performance guarantee claims in any period, our reputation, earnings and ability to obtain future business could be materially adversely affected.

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We enter into various contracts in the normal course of our business, some or all of which may require us to indemnify the other party to the contract. In the event we have to perform under these indemnification provisions, it could have an adverse effect on our business, financial condition and results of operations.

In the normal course of business, we may enter into agreements that contain indemnification provisions which require us to indemnify the other parties against adverse events occurring as a result of our operations. Should our obligation under an indemnification provision exceed applicable insurance coverage or if we were denied insurance coverage, our business, financial condition and results of operations could be adversely affected. Similarly, if we are relying on a third party to indemnify us and the party is denied insurance coverage, or the indemnification obligation exceeds the applicable insurance coverage and does not have other assets available to indemnify us, our business, financial condition and results of operations could be adversely affected.

Our operations will be subject to multiple layers of complex environmental health and safety regulation

We are and will be subject to federal, state, local and foreign laws and regulations governing the use, storage, handling and disposal of hazardous and non-hazardous waste materials. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our business, financial condition, results of operations or prospects.  Furthermore, environmental laws and regulations may authorize substantial fines and criminal sanctions as well as facility shutdowns to address violations and may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges.

We also incur, and expect to continue to incur, costs to comply with current environmental laws and regulations. Developments such as the adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, violations by us of such laws and regulations, discovery of previously unknown or more extensive contamination, litigation involving environmental impacts, our inability to recover costs associated with any such developments, or financial insolvency of other responsible parties could in the future have a material adverse effect on our financial condition and results of operations.

Developments in, and compliance with, current and future climate change laws and regulations could impact our business, financial condition or results of operations.

Our business, operations, and product and service offerings are subject to and affected by many federal, state, local and foreign environmental laws and regulations, including those enacted in response to climate change concerns.

Increasing public and governmental awareness and concern regarding the effects of climate change has led to significant legislative and regulatory efforts to limit greenhouse gas emissions and will likely result in further environmental and climate change laws and regulations. Compliance with existing laws and regulations currently requires, and compliance with future laws is expected to continue to require, increasing operating and capital expenditures, including with respect to the design or re-design of our products in order to conform to changing environmental standards and regulations, which could impact our business, financial condition and results of operations.

Our insurance may not provide adequate coverage.

Although we maintain general and product liability, property and commercial insurance coverage, which we consider prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as terrorist attacks, earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the performance of our systems.

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We may be unable to obtain or maintain insurance for our commercial products.

The design, development and manufacture of our products involve an inherent risk of product liability claims and associated adverse publicity. There can be no assurance we will be able to maintain insurance for any of our proposed commercial products. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. We are also exposed to product liability claims in the event the use of our proposed products result in injury.

Product and services liability suits, whether or not meritorious, could be brought against us. These suits could result in expensive and time-consuming litigation, payment of substantial damages and an increase in our insurance rates.

If any of our current or future products and services that we make or sell (including items that we source from third parties) are defectively designed or manufactured, contain defective components, are misused, have safety or quality issues, have inadequate operating guidelines, malfunctions or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misuse of our products by us or other operating parties or services or failing to adhere to the operating guidelines could cause significant harm to the public and the environment. The foregoing events could lead to recalls or safety alerts, result in the removal of a product or service from the market and result in product liability or similar claims being brought against us.

Any product liability claims brought against us could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. While we maintain product liability insurance, we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue, if any. Product and services liability claims in excess of our insurance coverage would be paid out of cash reserves, harming our financial condition and adversely affecting our results of operations.

In addition, if we expand into additional geographic markets, we may then be exposed to different and changing regulations regarding, for example, environmental impact and damages, which entail risks for compensation obligation, which may mean that we would need to update our existing insurance policy or obtain additional policies for specific geographical markets. If we do not have sufficient insurance coverage or the cost of obtaining the appropriate insurance coverage is costly, this could have a material adverse effect on our business, results of operations and financial position.

Our products may be displaced by newer technology.

The alternative power industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes. We may not have the resources to do this.

Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The occurrence of one or more natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyber-attacks, could adversely affect our operations and financial performance. Such events could result, among other things, in operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. These factors could also cause consumer confidence and spending to decrease or result in increased volatility in the United States and global financial markets and economy. Such occurrences could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

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Risks Related to Our Financial Position and Capital Requirements

Our financial results depend on successful project execution and may be adversely affected by cost overruns, failure to meet customer schedules or other execution issues.

A portion of our revenue is derived from large projects that are technically complex and may occur over multiple years. These projects are subject to a number of significant risks, including project delays, cost overruns, changes in scope, unanticipated site conditions, design and engineering issues, incorrect cost assumptions, increases in the cost of materials and labor, safety hazards, third party performance issues, weather issues and changes in laws or permitting requirements. If we are unable to manage these risks, we may incur higher costs, liquidated damages and other liabilities to our customers, which may decrease our profitability and harm our reputation. Our continued growth will depend in part on executing a higher volume of large projects, which will require us to expand and retain our project management and execution personnel and resources.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans. Terms of subsequent financing, if any, may adversely impact your investment..

We will need to promptly raise substantial additional funds. Without such additional funds, we may have to cease operations or scale back our activities. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, we will have to approach our business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund our growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding.

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the common stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our articles of incorporation, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms possibly less favorable to us, and thereby adversely impact your investment.

Undetected problems in our products could impair our financial results and give rise to potential product liability claims.

If there are defects in the design, production or testing of our products and systems, we could face substantial repair, replacement or service costs, potential liability and damage to our reputation. Defects or malfunctioning of our products, if they were to occur, would likely result in significant damage and loss of life. We may not be able to obtain product liability or other insurance to fully cover such risks, and our efforts to implement appropriate design, testing and manufacturing processes for our products or systems may not be sufficient to prevent such occurrences, which could have a material adverse effect on our business, results of operations and financial condition.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products results in adverse effects. We may not be able to maintain adequate levels of insurance for these liabilities at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

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374Water’s financial condition and results of operations may be negatively affected by public health crises such as the ongoing coronavirus pandemic.

Severe financial market and economic disruptions may occur in response to public health epidemics, and the U.S. and global economies are suffering huge negative impacts as a result of the ongoing coronavirus pandemic. The rapid spread of the coronavirus, and the fear associated with this pandemic, along with the negative impact on economic growth and financial markets generally, may have a material adverse effect on the demand for our SCWO systems in the U.S. and abroad. If our customers and/or sources of financing are adversely affected by the pandemic and the accompanying economic crisis, our financial condition and results of operations could be materially adversely affected. Moreover, our operations and productivity could be negatively impacted if our key personnel and employees are continuously quarantined as the result of exposure to coronavirus or another contagious illness. The extent to which the coronavirus crisis affects us will depend on future developments, which are highly uncertain at this time and cannot be predicted, including new information, which may emerge concerning the severity of the coronavirus, its economic and social impact and the measures taken to contain or treat the coronavirus, among others.

Our research and development expenses may increase in the future.

Our research and development expenses primarily relate to our efforts to increase the output, durability and commercial viability of our technology. The results of such research and development can be unforeseen and undesirable and therefore our forecasted costs related to such research and development are associated with great uncertainty.  We expect that our research and development expenses will increase in the future. Unforeseen research and development results could require us to undertake supplementary research and development at significant costs or cause us to pause or stop research and development efforts. A delay or non-existent launch of our technology or an insufficient investment (or overspend on such expenditure) could have a material adverse effect on our business, results of operations and financial position.

Risks Related to Our Intellectual Property

We have limited protection over our trade secrets and know-how.

Although we have entered into confidentiality and invention agreements with our key personnel, there can be no assurance that these agreements will be honored or that we will be able to protect our rights to our non-patented trade secrets and know-how effectively. There can be no assurance that competitors will not independently develop equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We may have difficulty in protecting our intellectual property and may incur substantial costs to defend ourselves in patent infringement litigation.

At this time, we rely primarily on a combination of patents, trade secrets, copyright and trademark laws, and confidentiality procedures to protect our proprietary technology, which is our principal asset.

Our ability to compete effectively will depend to a large extent on our success in protecting our proprietary technology, both in the United States and abroad. There can be no assurance that (i) any patents that we apply for will be issued, (ii) we will ever obtain the rights to any patents covering the technology on which our current systems are based, (iii) any patents issued will not be challenged, invalidated, or circumvented, (iv) we will have the financial resources to enforce any such patents or (v) any patent rights granted will provide any competitive advantage. We could incur substantial costs in obtaining patent coverage and defending any patent infringement suits or in asserting our patent rights, including those granted by third parties, and we might not be able to afford such expenditures.

We do not know whether any of our current or future patent applications, if any, will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with ours. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or may even be superior to ours.

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In the event a competitor infringes upon our intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

In addition, we have taken steps to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with all of our executive officers, employees, consultants and advisors, however, such agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. Moreover, the following can limit our ability to protect our intellectual property and technology:

•	intellectual property laws in certain jurisdictions may be relatively ineffective;

•	detecting infringements and enforcing proprietary rights may divert management’s attention and company resources;

•	contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection;

•	any patents we may receive will expire, thus providing competitors access to the applicable technology;

•	competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and

•	competitors may register patents in technologies relevant to our business areas;

In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

We also employ individuals who were previously employed at other companies in our industry, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee’s former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Even if we are issued patents, because the patent positions of our technology are complex and uncertain, we cannot predict the scope and extent of patent protection for our products.

Any patents that may be issued to us will not ensure the protection of our intellectual property for a number of reasons, including without limitation the following:

•	any issued patents may not be broad or strong enough to prevent competition from other products including identical or similar products;

•	if we are not issued patents or if issued patents expire, there would be no protections against competitors making generic equivalents;

•	there may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim;

•	there may be other patents existing in the patent landscape that will affect our freedom to operate;

•	if our patents are challenged, a court or relevant tribunal could determine that they are not valid or enforceable;

•	a court could determine that a competitor’s technology or product does not infringe our patents even if we believe it does;

•	our patents could irretrievably lapse due to failure to pay fees or otherwise comply with regulations, or could be subject to compulsory licensing; and

•	if we encounter delays in our development, the period of time during which we could market our products under patent protection would be reduced.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We employ individuals or hire consultants who are employed by or otherwise affiliated with universities and have commitments or obligations under employment agreements, policies, and other contracts with those universities. Failure by these employees and consultants to comply with their commitments or obligations to any university may result in disputes over our intellectual property or technology. The resolution of any dispute that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, which could adversely impact our business.

We may need to depend on certain technologies that are licensed to us. We would not control these technologies and any loss of our rights to them could prevent us from selling our products.

We have entered into license agreements with third parties for certain licensed technologies that are not currently utilized in the systems we market but may be in the future. In addition, we may in the future elect to license third-party intellectual property to further our business objectives and/or as needed for freedom to operate for our systems. We do not and will not own the patents or patent applications that are a subject of these licenses. Our rights to use these technologies and employ the inventions claimed in the licensed patents and patent applications are or will be subject to the continuation of and compliance with the terms of those licenses.

In some cases, we do not or may not control the prosecution, maintenance, or filing of the patents or patent applications to which we hold licenses, or the enforcement of these patents against third parties. As a result, we cannot be certain that drafting or prosecution of the licensed patents and patent applications by the licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•	the priority of invention of patented technology.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

S-17

Risks Related to our Reliance on Third Parties

We depend on a single supplier who is also a significant stockholder of our Company and whose founder is a member of our board of directors. If our relationship with our supplier deteriorates, this could have an adverse impact on our business, results of operations and financial results.

In 2021, we entered into an agreement to fabricate and manufacture the AirSCWO systems with Merrell Bros. Holding Company. As part of the agreement, we appointed Terry Merrell to our board of directors. As of September 30, 2022, Merrell Bros. or their affiliates own stock in excess of 5% of the outstanding common stock.  As of September 30, 2022, the Company incurred $841,577 in related party expenses related to the manufacturing of the AirSCWO systems. As of September 30, 2022, there is an accrual of $62,858 in related party expenses related to the manufacturing of the AirSCWO systems. If our relationship with Merrell Bros. Holding Company, this could have an adverse impact on our business, results of operations and financial results.

We depend on a single supplier for manufacturing our proprietary treatment systems. The loss of this supplier or its failure to supply us with the systems on a timely basis, could cause delays in the future availability of our systems and adversely affect our business.

We depend on a single supplier for manufacturing our proprietary treatment systems. We do not have the infrastructure or capability internally to manufacture such systems. Although we have significant lead times to deliver our systems and although alternative suppliers exist for manufacturing the systems, our existing manufacturing process has been designed based on the ability of our supplier to produce our systems, incorporating the functions, limitations, features and specifications that our supplier is capable of producing. We have an agreement in place with this supplier. However, there can be no assurance that the supply of our systems will not be limited, interrupted, or of satisfactory quality or continue to be available at acceptable prices. Additionally, we have limited control over the process or timing of the manufacture of our systems by our supplier and cannot ensure that it will deliver to us our systems on time, or at all.

The loss of our ability to manufacture our systems by this supplier could require us to change the design of our manufacturing process based on the functions, limitations, features and specifications of a replacement supplier. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must switch to a new supplier. The time and effort to qualify a new supplier could result in additional costs, diversion of resources or reduced ability to manufacture our systems on a timely basis, any of which would negatively impact our operating results. Further, we may be unable to enter into agreements with a new supplier on commercially reasonable terms, which could have a material adverse impact on our business. Our dependence on this single supplier exposes us to certain risks, including the following:

•	our supplier may cease or reduce production or deliveries, raise prices or renegotiate terms;
•	we may be unable to locate a suitable replacement on acceptable terms or on a timely basis, if at all;
•

if there is a disruption to our supplier’s operations, and if we are unable to enter into arrangements with alternative suppliers, we will have no other means of manufacturing our systems until they restore their operations or we or they procure alternative manufacturing facilities or sources of supply;

•	delays caused by supply issues may harm our reputation, frustrate our customers and cause them to turn to our competitors for future projects; and
•

our ability to progress our proprietary treatment systems could be materially and adversely impacted if the supplier upon which we rely were to experience a significant business challenge, disruption or failure due to issues such as financial difficulties or bankruptcy, issues relating to other customers such as regulatory or quality compliance issues, or other financial, legal, regulatory, operational or reputational issues.

Moreover, to meet anticipated market demand, our supplier may need to increase manufacturing capacity, which could involve significant challenges. This may require us and our supplier to invest substantial additional funds and hire and retain the technical personnel who have the necessary experience. Neither we nor our supplier may successfully complete any required increase to existing manufacturing capacity in a timely manner, or at all.

S-18

Our suppliers may fail to deliver materials and parts according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these materials and parts effectively.

Our products contain materials and parts purchased globally from hundreds of suppliers, including single-source direct suppliers, which exposes us to potential component shortages or delays. Unexpected changes in business conditions, materials pricing, labor issues, wars such as the current conflict in Ukraine, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and require us to search for new suppliers. The unavailability of any component or supplier could result in production delays, idle manufacturing facilities, product design changes and loss of access to important technology and tools for producing and supporting our products, as well as impact the capacity of our AirSCWO™ systems. Product design changes by us may also require us to procure additional components in a short amount of time. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources. While we believe that we will be able to secure additional or alternate sources for most of our components, there is no assurance that we will be able to do so quickly or at all.

As we scale production of our AirSCWO™ systems, we will also need to accurately forecast, purchase, warehouse and transport components at high volumes to our manufacturing facilities. If we are unable to accurately match the timing and quantities of component purchases to our actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain and parts management, we may incur unexpected production disruption, storage, transportation and write-off costs, which may harm our business and operating results.

Failure by third parties to supply or manufacture components of our products or to deploy our systems timely or properly could adversely affect our business, financial condition and results of operations.

We have been and expect to continue to be highly dependent on third parties to supply and manufacture components of our technology. If, for any reason, our third-party manufacturers or vendors are not willing or able to provide us with components or supplies in a timely fashion, or at all, our ability to manufacture and sell many of our products could be impaired, which, in turn, could have a material adverse effect on our business, results of operations and financial position.

We do not have long-term contracts with all of our third-party suppliers and manufacturers or vendors. Therefore, if we do not develop ongoing relationships with those vendors located in different regions, we may not be successful at controlling unit costs as our manufacturing volume increases. We may not be able to negotiate new arrangements with these third parties on acceptable terms, or at all.

In addition, we rely on third parties, under our oversight, for the deployment and installation of our AirSCWO technology. For example, the manufacture, assembly and installation of the hydraulic, control and automation and electrical sub-systems of our AirSCWO technology are performed by third-party suppliers. The mechanical sub-system is installed (moored) at the relevant project site by third-party engineering service providers. If these third parties do not properly manufacture, assemble, and install our AirSCWO technology and sub-systems, or otherwise do not perform adequately, or if we fail to recruit and retain third parties to deploy our systems in particular geographic areas, our business, financial condition and results of operations could be adversely affected.

S-19

Risks Relating to our Common Stock and Capital Structure

The market price of our common stock historically has been highly volatile and is likely to continue to be volatile, and you could lose all or part of your investment.

The market price of our common stock has been volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this Annual Report, these factors include:

•	Effects of the COVID-19 pandemic on our business operations or financial condition;
•	Inability to obtain additional capital;
•	Failure to meet or exceed financial or operational projections we may provide to the public;
•	Failure to meet or exceed the financial or operational projections of the investment community;
•	Significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	Additions or departures of key management personnel;
•	Significant lawsuits, including shareholder litigation;
•	If securities or industry analysts issue an adverse or misleading opinion regarding our common stock;
•	Changes in market valuations of similar companies;
•	General market or macroeconomic conditions;
•	Sales of shares of our common stock by us or our shareholders in the future; and
•	Trading volume of our common stock.

In addition, companies trading in the stock market in general, and on the Nasdaq Capital Market, have experienced extreme price and volume fluctuations, and we have in the past experienced volatility that has been unrelated or disproportionate to our operating performance. From January 1, 2022 through December 1, 2022 the closing price of our common stock has ranged between $4.90 and $1.80 per share. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Further, on some occasions, our share price may be, or may be purported to be, subject to “short squeeze” activity. A “short squeeze” is a technical market condition that occurs when the price of a stock increases substantially, forcing market participants who had taken a position that its price would fall (i.e., who had sold the stock “short”), to buy it, which in turn may create a significant, short-term demand for the stock not for fundamental reasons, but rather due to the need for such market participants to acquire the stock in order to forestall the risk of even greater losses. A “short squeeze” condition in the market for a stock can lead to short-term conditions involving very high volatility and trading that may or may not track fundamental valuation models.

In addition, in the past, class action litigation has often been instituted against companies whose securities experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our common stock, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The interests of our principal stockholders, officers and directors, who collectively beneficially own approximately 55.14 % of our stock, may not coincide with yours and such stockholders will have the ability to control decisions with which you may disagree.

As of April 29, 2022, our principal stockholders, officers and directors beneficially owned approximately 55.14% of our common stock and will continue to own a significant percentage of our common stock if the offering contemplated by this prospectus is successful. As a result, our principal stockholders, officers and directors will have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a merger. Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

S-20

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

We will cease to be an emerging growth company upon the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1.235 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the SEC; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million.. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We do not intend to pay dividends on our common stock for the foreseeable future, and our indebtedness may limit our ability to pay dividends on our common stock in the future.

We currently intend to retain our future earnings to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. The timing, declaration, amount and payment of future dividends to stockholders will fall within the discretion of our board of directors. Our board of directors’ decisions regarding the payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deem relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act requires management to evaluate and assess the effectiveness of our internal controls over financial reporting. In order to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline. Additionally, as long as we remain an “emerging growth company,” we will not be required to have our independent registered public accounting firm formally assess our internal controls over financial reporting.

S-21

If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, may at some point depend on the research and reports that securities or industry analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts elect to cover us and downgrade our shares or lower their opinion of our shares, our share price would likely decline. If one or more of these analysts elect to cover us and subsequently cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

We incur costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will entail significant legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept low policy limits and coverage.

Provisions in our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law may prevent or delay an acquisition of the Company, which could decrease the trading price of our common stock.

Several provisions of our Amended and Restated Certificate of Incorporation, Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These include provisions that:

•

Permit us to issue blank check preferred stock as more fully described under “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Bylaws”;

•	Require stockholders to follow certain advance notice and disclosure requirements in order to propose business or nominate directors at an annual or special meeting; and
•	Limit our ability to enter into business combination transactions with certain stockholders.

These and other provisions of our Amended and Restated Certificate of Incorporation, Bylaws and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of us, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their shares of our common stock at a price above the prevailing market price. See “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Bylaws” for more information.

S-22

Additional Risks Related to This Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have some flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in this offering.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 40,000,000 shares are sold at a price of $2.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 20, 2022, for aggregate proceeds of $100,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $0.93 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of December 20, 2022 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” on page S-25 for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Open Market Sale Agreement with Jefferies or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Open Market Sale Agreement with Jefferies or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

An active trading market may not be sustained following this offering.

Although our common stock is currently listed on The Nasdaq Capital Market under the symbol “SCWO”, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some of our stockholders and, as a result, these stockholders may sell their shares of our common stock if we are able to list our common stock on The Nasdaq Capital Market. Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

S-23

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-24

DILUTION

As of September 30, 2022, our historical net tangible book value was $8,727,224, or $0.07 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2022.

Our as adjusted net tangible book value as of September 30, 2022, which is our net tangible book value at that date, after giving effect to the sale of shares in this offering by us at an assumed public offering price of $2.50 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would have been $105,927,224, or $1.57 per share. This amount represents an immediate increase in net tangible book value of $ per share to our existing stockholders and an immediate dilution of $ per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors in this offering.

The following table illustrates this dilution on a per share basis except as indicated below:

Assumed public offering price per share		$2.50
Historical net tangible book value (deficit) per share as of September 30, 2022	$0.07
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$1.50
As adjusted net tangible book value per share after giving effect to this offering		$1.57
Dilution per share to investors participating in this offering		$0.93

The information discussed above is illustrative only, and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed public offering price of $2.50 per share, would increase the as adjusted net tangible book value per share after this offering by $1.40 per share and the dilution per share to investors participating in this offering by $2.03 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.  A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $2.50 per share, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would result in no dilution to new investors in this offering. This information is supplied for illustrative purposes only.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 126,680,895 outstanding shares of common stock as of September 30, 2022. This number excludes:

•	13,392,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.56 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	6,083,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

S-25

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus, we may offer and sell up to $100,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $200,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $2,700,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus and the accompanying prospectus electronically

S-26

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of 374Water Inc. and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, incorporated by reference into this prospectus have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our financial statements as of December 31, 2020 and for the year then ended incorporated by reference into this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporate in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022 and the Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on April 29, 2022;

●

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 6, 2022, August 4, 2022 and November 1, 2022 (as amended on November 18, 2022), respectively;

●	Definitive Information Statement on Schedule 14C filed April 27, 2022;

●	Current Reports on Form 8-K, filed on February 1, 2022, February 10, 2022 and June 16, 2022, respectively; and

●

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 13, 2022, including any amendment or report filed with the SEC for the purpose of updating this description.

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We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

374Water Inc.

Attn: Corporate Secretary

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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374WATER INC.

Up to $100,000,000

Common Stock

_______________

PROSPECTUS

_______________

Jefferies

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee		$23,081
FINRA filing fee		*
Nasdaq supplemental listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Certificate of Incorporation will limit personal liability of our directors and officers to us and our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except liability for (i) acts or omissions which involve intentional misconduct, fraud or knowing violations of law; or (ii) the payment of distributions in violation of the Delaware General Corporation Law (“DGCL”).  Section 102 of the DGCL allows a corporation to limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except for liability of:

-               A director or officer for any breach of his or her duty of loyalty to us and our stockholders;

-               A director or officer for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

-               A director under Section 174 of the DGCL (unlawful payment of dividends or redemption of shares);

-               A director or officer for any transaction from which the director or officer derived an improper personal benefit; or

-               An officer in any action by or in the right of the corporation.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Amended and Restated Certificate of Incorporation will indemnify and hold harmless a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized under the DGCL. Our Amended and Restated Certificate of Incorporation requires that expenses must be advanced to directors and officers under certain circumstances.

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Section 145 of the DGCL provides that that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to which such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was serving in such position, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Section 145 of the DGCL permits corporations to advance expenses to a director or officer under certain circumstances.

Section 145 of the DGCL, and our Amended and Restated Certificate of Incorporation and Bylaws, permit our directors to buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under Section 145 of the DGCL.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16. EXHIBITS.

1.1*	Form of Underwriting Agreement
1.2	Open Market Sale AgreementSM dated December 21, 2022 by and between 374Water Inc., and Jefferies LLC
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
4.4*	Form of any rights agreement and rights certificate with respect to any right issued hereunder
4.5

Form of Accredited Investor Subscription Agreement (including the form of Warrant for the Purchase of Common Stock) for the December 17, 2021 private placement closing (previously filed on Form 8-K filed with the SEC on December 23, 2021).

5.1	Opinion of Womble Bond Dickinson (US) LLP relating to the base prospectus.
5.2	Opinion of Womble Bond Dickinson (US) LLP relating to the sales agreement prospectus.
21	Subsidiaries of the Company
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of D. Brooks and Associates CPAs, P.A.
23.3	Consent of Womble Bond Dickinson (US) LLP relating to the base prospectus (included in Exhibit 5.1).
23.4	Consent of Womble Bond Dickinson (US) LLP relating to the sales agreement prospectus (included in Exhibit 5.2).
24.1	Power of Attorney (located on signature page to this Registration Statement)
107	Calculation of Filing Fee Tables

*

To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

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ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act , each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, North Carolina on December 21, 2022.

374WATER INC.

By:	/s/ Yaacov Nagar
Yaacov Nagar
Chief Executive Officer and President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENT, that each person whose signature below constitutes and appoints Yaacov Nagar and Israel D. Abitbol as attorneys-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments)  to this Registration Statement on Form S-3, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and/or any pre- or post-effective amendments thereto, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Yaacov Nagar	December 21, 2022	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Yaacov Nagar

/s/ Israel D. Abitbol	December 21, 2022	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Israel D. Abitbol

/s/ Richard H. Davis	December 21, 2022	Director
Richard H. Davis

/s/ Terry Merrell	December 21, 2022	Director
Terry Merrell

/s/ Deanna Rene Estes	December 21, 2022	Director
Deanna Rene Estes

/s/ Buddie Joe Penn	December 21, 2022	Director
Buddie Joe Penn

/s/ Yizhaq Polad	December 21, 2022	Director
Yizhaq Polad

/s/James M. Vanderhider	December 21, 2022	Director
James M. Vanderhider

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